                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES

     The following table sets forth certain information concerning the sole subsidiary of the Company.

                                                          State or Other
          Name                                    Jurisdiction of Incorporation
          ----                                    -----------------------------
Shoe Pavilion Corporation                                   Washington